EXHIBIT 4.6



                        SILKWORM ACQUISITION CORPORATION

                       14% SENIOR DISCOUNT NOTES DUE 2008

                                    INDENTURE

                           Dated as of August 17, 1998

                                 STAR BANK, N.A.

                                     TRUSTEE



                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section

310(a)(1)...................................................................7.10
(a)(2)......................................................................7.10
(a)(3)......................................................................N.A.
(a)(4)......................................................................N.A.
(a)(5)......................................................................7.10
(b).........................................................................7.10
(c).........................................................................N.A.
311(a)......................................................................7.11
(b).........................................................................7.11
(c).........................................................................N.A.
312(a)......................................................................2.05
(b)........................................................................10.03
(c)........................................................................10.03
313(a)......................................................................7.06
(b)(1)......................................................................N.A.
(b)(2)......................................................................7.06
(c)........................................................................7.06;
(d).........................................................................7.06
314(a).....................................................................4.03;
(b).........................................................................N.A.
(c)(1).....................................................................10.04
(c)(2).....................................................................10.04
(c)(3)......................................................................N.A.
(d).........................................................................N.A.
(e)........................................................................10.05
(f).........................................................................N.A.
315(a)......................................................................7.01
(b).........................................................................7.05
(c).........................................................................7.01
(d).........................................................................7.01
(e).........................................................................6.11
316 (a)(last sentence)......................................................2.09
(a)(1)(A)...................................................................6.05
(a)(1)(B)...................................................................6.04
(a)(2)......................................................................N.A.
(b).........................................................................6.07
(c).........................................................................2.12
317 (a)(1)..................................................................6.08
(a)(2)......................................................................6.09
(b).........................................................................2.04
318 (a)....................................................................10.01
(b).........................................................................N.A.
(c)........................................................................10.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.


                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.

                           DEFINITIONS AND INCORPORATION BY REFERENCE..........1

Section 1.01. Definitions..................................................... 1
Section 1.02. Other Definitions...............................................19
Section 1.03. Incorporation of TIA Provisions.................................20
Section 1.04. Rules of Construction...........................................20

                                           ARTICLE 2.

                                    THE SENIOR DISCOUNT NOTES.................21

Section 2.01. Form and Dating.................................................21
Section 2.02. Execution and Authentication....................................22
Section 2.03. Registrar and Paying Agent......................................23
Section 2.04. Paying Agent to Hold Money in Trust.............................23
Section 2.05. Holder Lists....................................................24
Section 2.06. Transfer and Exchange...........................................24
Section 2.07. Replacement Senior Discount Notes...............................39
Section 2.08. Outstanding Senior Discount Notes...............................39
Section 2.09. Treasury Senior Discount Notes..................................39
Section 2.10. Temporary Senior Discount Notes.................................40
Section 2.11. Cancellation....................................................40
Section 2.12. Defaulted Interest..............................................40

                                           ARTICLE 3.

                                    REDEMPTION AND PREPAYMENT.................41

Section 3.01. Notices to Trustee..............................................41
Section 3.02. Selection of Senior Discount Notes to Be Redeemed...............41
Section 3.03. Notice of Redemption............................................41
Section 3.04. Effect of Notice of Redemption..................................42
Section 3.05. Deposit of Redemption Price.....................................42
Section 3.06. Senior Discount Notes Redeemed in Part..........................43
Section 3.07. Optional Redemption.............................................43
Section 3.08. Mandatory Redemption............................................44
Section 3.09. Offer to Purchase by Application of Excess Proceeds.............44

                                           ARTICLE 4.

                                            COVENANTS.........................46

Section 4.01. Payment of Senior Discount Notes................................46
Section 4.02. Maintenance of Office or Agency.................................46
Section 4.03. Reports.........................................................47
Section 4.04. Compliance Certificate..........................................47
Section 4.05. Taxes...........................................................48
Section 4.06. Stay, Extension and Usury Laws..................................48
Section 4.07. Restricted Payments.............................................48
Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries..53
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock......54
Section 4.10. Asset Sales.....................................................57
Section 4.11. Transactions with Affiliates....................................58
Section 4.12. Liens...........................................................59
Section 4.13. Corporate Existence.............................................59
Section 4.14. Offer to Repurchase Upon Change of Control......................60
Section 4.15. Accounts Receivable Facility....................................61
Section 4.16. Limitation on Sale and Leaseback Transactions...................61
Section 4.17. Payments for Consent............................................61
Section 4.18. Offer to Repurchase Upon Public Common Stock Offering...........62
Section 4.19. Unit Lock-Up Agreement..........................................63

                                           ARTICLE 5.

                                           SUCCESSORS.........................63

Section 5.01. Mergers, Consolidation, or Sale of Assets.......................63
Section 5.02. Successor Corporation Substituted...............................64

                                           ARTICLE 6.

                                     DEFAULTS AND REMEDIES ...................64

Section 6.01. Events of Default...............................................64
Section 6.02. Acceleration....................................................66
Section 6.03. Other Remedies..................................................66
Section 6.04. Waiver of Past Defaults.........................................67
Section 6.05. Control by Majority.............................................67
Section 6.06. Limitation on Suits.............................................67
Section 6.07. Rights of Holders of Senior Discount Notes to Receive Payment...68
Section 6.08. Collection Suit by Trustee......................................68
Section 6.09. Trustee May File Proofs of Claim................................68
Section 6.10. Priorities......................................................69
Section 6.11. Undertaking for Costs. .........................................69

                                           ARTICLE 7.

                                            TRUSTEE ..........................69

Section 7.01. Duties of Trustee. .............................................69
Section 7.02. Rights of Trustee. .............................................70
Section 7.03. Individual Rights of Trustee. ..................................71
Section 7.04. Trustee's Disclaimer. ..........................................71
Section 7.05. Notice of Defaults. ............................................72
Section 7.06. Reports by Trustee to Holders of the Senior Discount Notes......72
Section 7.07. Compensation and Indemnity......................................72
Section 7.08. Replacement of Trustee. ........................................73
Section 7.09. Successor Trustee by Mergers, etc. .............................74
Section 7.10. Eligibility; Disqualification. .................................74
Section 7.11. Preferential Collection of Claims Against Issuer................74

                                           ARTICLE 8.

                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........75

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. ......75
Section 8.02. Legal Defeasance and Discharge. ................................75
Section 8.03. Covenant Defeasance.............................................75
Section 8.04. Conditions to Legal or Covenant Defeasance......................76
Section 8.05. Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions.........................77
Section 8.06. Repayment to Issuer.............................................78
Section 8.07. Reinstatement...................................................78

                                           ARTICLE 9.

                                AMENDMENT, SUPPLEMENT AND WAIVER..............79

Section 9.01. Without Consent of Holders of Senior Discount Notes.............79
Section 9.02. With Consent of Holders of Senior Discount Notes................79
Section 9.03. Compliance with Trust Indenture Act.............................81
Section 9.04. Revocation and Effect of Consents...............................81
Section 9.05. Notation on or Exchange of Senior Discount Notes. ..............82
Section 9.06. Trustee to Sign Amendments, etc. ...............................82

                                           ARTICLE 10.

                                          MISCELLANEOUS.......................82

Section 10.01. Trust Indenture Act Controls...................................82
Section 10.02. Notices........................................................82
Section 10.03. Communication by Holders of Senior Discount Notes with

                   Other Holders of Senior Discount Notes.....................84
Section 10.04. Certificate and Opinion as to Conditions Precedent.............84
Section 10.05. Statements Required in Certificate or Opinion..................84
Section 10.06. Rules by Trustee and Agents. ..................................85
Section 10.07. No Personal Liability of Directors, Officers, Employees and
                   Stockholders...............................................85
Section 10.08. Governing Law. ................................................85
Section 10.09. No Adverse Interpretation of Other Agreements. ................85
Section 10.10. Successors. ...................................................85
Section 10.11. Severability. .................................................85
Section 10.12. Counterpart Originals..........................................85
Section 10.13. Table of Contents, Headings, etc...............................85



EXHIBITS

Exhibit A:        FORM OF NOTE
Exhibit B:        FORM OF CERTIFICATE OF TRANSFER
Exhibit C:        FORM OF CERTIFICATE OF EXCHANGE
Exhibit D:        FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
Exhibit E:        FORM OF SUPPLEMENTAL INDENTURE



         INDENTURE dated as of August 17, 1998, between Silkworm Acquisition Corporation, a Delaware corporation (the "Issuer"), and Star Bank, N.A., an Ohio banking corporation, as trustee (the "Trustee").

         The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Discount Notes due 2008 (the "Senior Discount Notes").

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

         "144A Global Senior Discount Note" means the form of the Senior Discount Notes initially sold to QIBs.

         "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of the Issuer or any of its Restricted Subsidiaries to which the Issuer or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

         "Accreted Value" means, as of any date of determination prior to August 15, 2003, with respect to any Senior Discount Note, the sum of (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Senior Discount Note at a rate of 14 % per annum, compounded semi-annually on each August 15 and February 15 and August 15 from August 15, 2003 to the date of issuance) of such Senior Discount Note and (b) the portion of the excess of the principal amount at maturity of such Senior Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 14 % per annum of the initial offering price of such Senior Discount Note, compounded semi-annually on each February 15 and August 15 from the date of issuance of the Senior Discount Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

         "Acquired Indebtedness" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering an asset acquired by such specified Person at the time such asset is acquired by such specified Person.

         "Additional Senior Discount Notes" means additional Senior Discount Notes (other than the Exchange Senior Discount Notes and any Liquidated Damages Senior Discount Notes) issued under this Indenture in accordance with Sections
2.02 and 9.01(g) hereof after the date hereof which (i) shall have the same terms in all respects as the Senior Discount Notes issued hereunder (or in all respects except for the payment of interest on the Senior Discount Notes (x) scheduled and paid prior to the date of issuance of such notes or (y) payable on the first Interest Payment Date following such date of issuance) and (ii) shall be treated with all other Senior Discount Notes issued hereunder as a single class for all purposes under this Indenture.

         "Adjusted Consolidated Net Income" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in calculating Consolidated Net Income, 100% of non-cash compensation expense for such period incurred by such Person and its Restricted Subsidiaries related to stock options, stock appreciation rights, phantom stock units or other Equity Interests granted to the employees or directors of such Person and its Restricted Subsidiaries.

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Senior Discount Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Asset Sale" means (a) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.14 and/or 5.01 and not by the provisions of Section 4.10), and (b) the issuance, sale or transfer by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries, in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $5.0 million or (ii) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (a) dispositions in the ordinary course of business; (b) a disposition of assets (including, without limitation, capital stock) by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (c) a disposition of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (d) the sale and leaseback of any assets within 180 days of the acquisition thereof; (e) foreclosures on assets; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; (g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (h) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof; and (i) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

         "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Issuer, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Expenditure Indebtedness" means Indebtedness incurred by any Person to finance the purchase or construction or any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness is incurred within 90 days of the acquisition or completion of construction of such property or assets.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Facility, (iii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Issuer) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any bankers acceptances of money market deposit accounts issued by an Eligible Institution, (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above and (vi) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (v) above (including without limitation any deposit with a bank that is a lender Restricted Subsidiary).

         "Cedel" means Cedel Bank, societe anonyme.

         "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties; (b) the adoption of a plan for the liquidation or dissolution of the Issuer; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the Issuer; or (d) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, to the extent deducted in computing Consolidated Net Income, (a) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with an Asset Sale,
(b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (c) Fixed Charges of such Person for such period, (d) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, (e) other income or expense net as set forth on the face of such Person's statement of operations, (f) expenses and charges of the Issuer and Insilco related to the Recapitalization and the application of the proceeds thereof which are paid, taken or otherwise accounted for within 120 days of the consummation of the Mergers, (g) non-cash charges for net periodic post-retirement benefits and (h) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisition or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Recapitalization), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (a) the interest expense of such Person and its Restricted Subsidiaries for such period (net of interest income), on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense); and (b) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (b) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (c) the cumulative effect of a change in accounting principles shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who (a) was a member of such Board of Directors immediately after consummation of the Mergers or (b) was nominated for election or elected to such Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

         "Credit Facility" means, collectively, the Credit Agreement dated as of July 3, 1997, as amended pursuant to the First Amendment to Credit Agreement dated as of August 25, 1997, and a Second Amendment to Credit Agreement dated as of August 17, 1998, among Insilco, certain of its Subsidiaries, the financial institutions from time to time party thereto as Lenders and Issuing Banks, DLJ Capital Funding, Inc., in its separate capacity as syndication agent, The First National Bank of Chicago, in its separate capacity as documentation agent, and Citicorp USA, Inc., in its separate capacity as collateral and administrative agent for the Lenders and Issuing Banks, and the Loan Documents (as defined therein) (or other analogous documents entered into in connection with any refinancing thereof), in each case as the same may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including any credit agreement increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties; and any other credit agreement pursuant to which any of the Indebtedness, commitments, Obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing under the Credit Facility may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "CVC" means 399 Venture Partners, Inc., a wholly owned indirect Subsidiary of Citibank, N.A., or one of its Affiliates.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Senior Discount Note" means a certificated Senior Discount Note registered in the name of the Holder thereof and issued in accordance with
Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Senior Discount Notes shall not bear the Global Senior Discount Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Senior Discount Note" attached thereto.

         "Depositary" means The Depository Trust Company.

         "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of such Person subject to the terms of any debt instrument to which such Person is a party) or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Senior Discount Notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07, and provided further that, if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations.

         "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its
Affiliates.

         "DLJ Mezzanine Investors" means DLJ Investment Partners, L.P., DLJ ESC II, L.P. and DLJ Investment Funding, Inc.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $500.0 million or its equivalent in foreign currency and having a peer group rating of "B" or better (or the equivalent thereof) by Thompson Bankwatch, Inc. or having outstanding short-term debt rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Equity Interests" of any person means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of any Person and any stock appreciation rights or phantom stock units granted to employees or directors of such Person and its Restricted Subsidiaries.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Senior Discount Notes" means the Senior Discount Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries, including Insilco and its Subsidiaries, in existence on the date of this Indenture, other than Indebtedness under the Credit Facility, if any, that could not have been incurred on the date of this Indenture pursuant to the Fixed Charge Coverage Ratio set forth in the first paragraph of Section
4.09 if such covenant were applicable, until such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) the Consolidated Interest Expense of such Person for such period and (b) all dividend payments on any series of preferred stock of such Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock), in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date). In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock and the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period and the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any Hedging Obligations applicable to such Indebtedness) had been the applicable rate for the entire period. In addition, for purposes of making the computation referred to above, acquisitions that have been made by the Issuer or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes and other cost savings reasonably expected to be realized from such acquisition, as determined in good faith by an officer of the Issuer (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission) and without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Global Senior Discount Note" means, individually and collectively, each of the Restricted Global Senior Discount Notes and the Unrestricted Global Senior Discount Notes, in the form of Exhibit A hereto issued in accordance with
Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Senior Discount Note Legend" means the legend set forth in
Section 2.06(g)(ii), which is required to be placed on all Global Senior Discount Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

         "Holder" means a Person in whose name a Senior Discount Note is registered.

         "Holdings" means Insilco Holding Co., a Delaware corporation, or its successors.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by the Issuer of the Capital Stock of an Unrestricted Subsidiary of the Issuer to secure Non-Recourse Debt of such Unrestricted Subsidiary. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness, provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on such date of determination.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Senior Discount Note through a Participant.

         "Insilco" means Insilco Corporation, a Delaware corporation, or its successors.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by the Issuer for consideration consisting of common equity securities of the Issuer shall not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

         "Issue Date" means the date of issuance of the Senior Discount Notes.

         "Issuer" means Silkworm Acquisition Corporation, a Delaware corporation, or its successors.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Senior Discount Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement (other than a financing statement filed by a "true lessor" pursuant to Section 9-408 of the Uniform Commercial Code) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Liquidated Damages Senior Discount Notes" means all Senior Discount Notes issued to pay Liquidated Damages pursuant to Section 5 of the Registration Rights Agreement.

         "Mergers" means, collectively, the transactions resulting in Insilco becoming a subsidiary of Holdings and the merger of the Issuer with and into Holdings on or prior to the date of issuance of the Senior Discount Notes.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP after reduction in respect of preferred stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,
(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than as required by clause
(a) of the second paragraph of the Section 4.10 hereof) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be, and (e) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale.

         "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Issuer to secure debt of such Unrestricted Subsidiary) or assets of the Issuer or any of its Restricted Subsidiaries; provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Issuer or any of its Restricted Subsidiaries if the Issuer or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Senior Discount Notes by the Issuer.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 10.05 hereof.

         "Opinion of Counsel" means a legal opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

         "Pari Passu Indebtedness" means Indebtedness of the Issuer that ranks pari passu in right of payment to the Senior Discount Notes.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Permitted Business" means any business in which the Issuer and its Restricted Subsidiaries are engaged on the date of this Indenture or any business reasonably related, incidental or ancillary thereto.

         "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer, (b) any Investment in cash or Cash Equivalents, (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer, (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof, (e) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer,
(f) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not to exceed 15% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (g) Investments relating to any special purpose Wholly Owned Subsidiary of the Issuer organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility, (h) ordinary course loans to employees not to exceed $5.0 million outstanding in the aggregate at any time,
(i) any Investment arising out of a Hedging Obligation or commodity price agreement and (j) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or the obligor with respect to such accounts receivable or (B) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

         "Permitted Liens" means: (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not secure any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (ii) Liens existing on the date of this Indenture; (iii) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Issuer or its Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided that (A) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (B) such Liens do not extend to any other assets of the Issuer or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (C) the Incurrence of such Indebtedness is permitted by Section 4.09 hereof and (D) such Liens attach within 365 days of such purchase, construction, installation, repair, addition or improvement; (iv) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (v) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (vi) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary; (vii) Liens securing Indebtedness (including all Obligations) under the Credit Facility; and (viii) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Discount Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Discount Notes on terms at least as favorable, taken as a whole, to the Holders of Senior Discount Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means DLJMB and/or CVC.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Senior Discount Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Common Stock Offering" means any issuance of common stock in an underwritten public offering by the Issuer for cash that is registered pursuant to the Securities Act.

         "Public Equity Offering" means any issuance of common stock or preferred stock by the Issuer (other than Disqualified Stock) or Insilco (other than to the Issuer and other than Disqualified Stock) that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4 and excluding issuances of common stock pursuant to employee benefit plans of the Issuer or its Restricted Subsidiaries or otherwise as compensation to employees of the Issuer or its Restricted Subsidiaries.

         "Qualified Proceeds" means any of the following or any combination of the following: (i) cash; (ii) Cash Equivalents; (iii) assets that are used or useful in a Permitted Business; and (iv) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Issuer or any Restricted Subsidiary of the Issuer of such Capital Stock, (A) such Person becomes a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Recapitalization" means the Mergers, the Offering, the Second Amendment to Credit Agreement referred to in the definition of Credit Facility and any and all actions taken in connection with the foregoing.

         "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

         "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 17, 1998, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Senior Discount Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Senior Discount Notes to register such Additional Senior Discount Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Senior Discount Note" means a Regulation S Temporary Global Senior Discount Note or Regulation S Permanent Global Senior Discount Note, as appropriate.

         "Regulation S Permanent Global Senior Discount Note" means a permanent global Senior Discount Note in the form of Exhibit A-1 hereto bearing the Global Senior Discount Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Senior Discount Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Senior Discount Note" means a temporary global Senior Discount Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Senior Discount Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" means, with respect to any Principal, (i) any controlling stockholder or partner of such Principal on the date of this Indenture, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (i) or (ii).

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Senior Discount Note" means a Definitive Senior Discount Note bearing the Private Placement Legend.

         "Restricted Global Senior Discount Note" means a Global Senior Discount Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Discount Note Custodian" means the Trustee, as custodian with respect to the Senior Discount Notes in global form, or any successor entity thereto.

         "Senior Discount Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Specified Agreements" means the Investors' Agreement and the Tax Sharing Agreement.

         "Spot Rate" means, for any currency, the spot rate at which such currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding business day or, if such rate is not available, as determined in any publicly available source of similar market data.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Indebtedness" means all Obligations with respect to Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

         "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (ii) the only general partners or managing members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Tax Sharing Agreement" means any tax sharing agreement or arrangement between the Issuer and its Subsidiaries, as the same may be amended from time to time; provided that in no event shall the amount permitted to be paid pursuant to all such agreements and/or arrangements exceed the amount the Issuer would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Issuer.

         "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2003; provided that if the period from the redemption date to August 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unit Lock-Up Agreement" means the agreement dated as of August 17, 1998 among the Issuer and the DLJ Mezzanine Investors pursuant to which the DLJ Mezzanine Investors have agreed with the Issuer not to offer, sell or otherwise transfer any Senior Discount Notes or Warrants to a person other than to an Affiliate of a DLJ Mezzanine Investor for a period of one year following the date of such agreement.

         "Unrestricted Global Senior Discount Note" means a permanent global Senior Discount Note in the form of Exhibit A-1 attached hereto that bears the Global Senior Discount Note Legend and that has the "Schedule of Exchanges of Interests in the Global Senior Discount Notes" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Discount Notes that do not bear the Private Placement Legend.

         "Unrestricted Definitive Senior Discount Note" means one or more Definitive Senior Discount Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary (other than Insilco) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (c) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests (other than Investments described in clause (g) of the definition of Permitted Investments) or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels, of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

                                                                      Defined in
         Term                                                           Section

"Affiliate Transaction".................................................  4.11
"Asset Sale Offer"......................................................  3.09
"Authentication Order"..................................................  2.02
"Change of Control Offer"...............................................  4.14
"Change of Control Payment".............................................  4.14
"Change of Control Payment Date".......................................   4.14
"Covenant Defeasance"...................................................  8.03
"Event of Default"......................................................  6.01
"Excess Proceeds".......................................................  4.10
"incur".................................................................  4.09
"Legal Defeasance"......................................................  8.02
"Offer Amount"..........................................................  3.09
"Offer Period"..........................................................  3.09
"Paying Agent"..........................................................  2.03
"Payment Default".......................................................  6.01
"Permitted Indebtedness"................................................  4.09
"Public Common Stock Offering Offer" ...................................  4.18
"Public Common Stock Offering" .........................................  4.18
"Public Common Stock Offering Payment" .................................  4.18
"Public Common Stock Offering Payment Date" ............................  4.18
"Purchase Date".........................................................  3.09
"Registrar".............................................................  2.03
"Restricted Payments"...................................................  4.07



Section 1.03.  Incorporation of TIA Provisions.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Senior Discount Notes;

         "indenture security holder" means a Holder of a Senior Discount Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Senior Discount Notes means the Issuer and any successor obligor upon the Senior Discount Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

         Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                            THE SENIOR DISCOUNT NOTES

Section 2.01. Form and Dating.

         (a) General. The Senior Discount Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Discount Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Discount Note shall be dated the date of its authentication. The Senior Discount Notes shall be in denominations of $1,000 and integral multiples thereof except that Senior Discount Notes used to pay Liquidated Damages may be in other denominations.

         The terms and provisions contained in the Senior Discount Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Discount Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Senior Discount Notes. Senior Discount Notes issued in global form shall be substantially in the form of Exhibit A-1 attached hereto (including the Global Senior Discount Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Senior Discount Note" attached thereto). Senior Discount Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Senior Discount Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Senior Discount Note" attached thereto). Each Global Senior Discount Note shall represent such of the outstanding Senior Discount Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Senior Discount Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Senior Discount Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Discount Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Senior Discount Notes represented thereby shall be made by the Trustee or the Senior Discount Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

         (c) Temporary Global Senior Discount Notes. Senior Discount Notes offered and sold in reliance on Regulation S shall be issued initially in the form of Exhibit A-2 attached hereto, which shall be deposited on behalf of the purchasers of the Senior Discount Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Senior Discount Notes (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Senior Discount Note, all as contemplated by Section 2.06(a)(ii) hereof), and
(ii) an Officers' Certificate from the Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Senior Discount Notes shall be exchanged for beneficial interests in Regulation S Permanent Global Senior Discount Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Senior Discount Notes, the Trustee shall cancel the Regulation S Temporary Global Senior Discount Notes. The aggregate principal amount at maturity of the Regulation S Temporary Global Senior Discount Notes and the Regulation S Permanent Global Senior Discount Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The amount of the Regulation S Temporary Global Senior Discount Note shall be zero on the original issuance date.

         (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Senior Discount Notes and the Regulation S Permanent Global Senior Discount Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02. Execution and Authentication.

         One Officer shall sign the Senior Discount Notes for the Issuer by manual or facsimile signature. The Issuer's seal may be reproduced on the Senior Discount Notes and may be in facsimile form.

         If an Officer whose signature is on a Senior Discount Note no longer holds that office at the time a Senior Discount Note is authenticated, the Senior Discount Note shall nevertheless be valid.

         A Senior Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Discount Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuer signed by one Officer (an "Authentication Order"), authenticate Senior Discount Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Senior Discount Notes plus Senior Discount Notes issued to pay Liquidated Damages pursuant to paragraph 2 of the Senior Discount Notes. The aggregate principal amount at maturity of Senior Discount Notes outstanding at any time may not exceed the sum of such amounts except as provided in Section
2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Senior Discount Notes. An authenticating agent may authenticate Senior Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03. Registrar and Paying Agent.

         The Issuer shall maintain an office or agency where Senior Discount Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Discount Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Senior Discount Notes.

         The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Discount Note Custodian with respect to the Global Senior Discount Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Discount Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Senior Discount Notes.

Section 2.05.  Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Discount Notes and the Issuer shall otherwise comply with TIA ss. 312(a).

Section 2.06.  Transfer and Exchange.

         (a) Transfer and Exchange of Global Senior Discount Notes. A Global Senior Discount Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Senior Discount Notes will be exchanged by the Issuer for Definitive Senior Discount Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) the Issuer in its sole discretion determines that the Global Senior Discount Notes (in whole but not in part) should be exchanged for Definitive Senior Discount Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Senior Discount Notes be exchanged by the Issuer for Definitive Senior Discount Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Senior Discount Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Senior Discount Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Senior Discount Note authenticated and delivered in exchange for, or in lieu of, a Global Senior Discount Notes or any portion thereof, pursuant to this
Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Senior Discount Note. A Global Senior Discount Note may not be exchanged for another Senior Discount Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Senior Discount Note may be transferred and exchanged as provided in
Section 2.06(b),(c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Senior Discount Notes. The transfer and exchange of beneficial interests in the Global Senior Discount Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Senior Discount Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Senior Discount Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Senior
              Discount Note. Beneficial interests in any Restricted Global Senior Discount Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Senior Discount Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Senior Discount Notes may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Senior Discount Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Discount Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests
              in Global Senior Discount Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
              Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Senior Discount Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Senior Discount Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Senior Discount Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Senior Discount Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Senior Discount Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Senior Discount Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Senior Discount Notes contained in this Indenture and the Senior Discount Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Senior Discount Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted
              Global Senior Discount Note. A beneficial interest in any Restricted Global Senior Discount Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Senior Discount Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                     (A) if the transferee will take delivery in the form of a
                  beneficial interest in the 144A Global Senior Discount Notes, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                     (B) if the transferee will take delivery in the form of a
                  beneficial interest in the Regulation S Temporary Global Senior Discount Notes or the Regulation S Global Senior Discount Notes, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a
              Restricted Global Senior Discount Note for Beneficial Interests in the Unrestricted Global Senior Discount Notes. A beneficial interest in any Restricted Global Senior Discount Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Senior Discount Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Discount Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                     (A) such exchange or transfer is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                     (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                        Restricted Global Senior Discount Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Senior Discount Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                           (2) if the holder of such beneficial interest in a
                        Restricted Global Senior Discount Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Discount Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Senior Discount Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Senior Discount Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Senior Discount Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Senior Discount Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Senior Discount Notes.

                           (i) Beneficial Interests in Restricted Global Senior
                  Discount Notes to Restricted Definitive Senior Discount Notes. If any holder of a beneficial interest in a Restricted Global Senior Discount Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Discount Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Senior Discount Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the holder of such beneficial
                  interest in a Restricted Global Senior Discount Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Discount Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D) if such beneficial interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such beneficial interest is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F) if such beneficial interest is being
                  transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Senior Discount Notes to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Discount Note in the appropriate principal amount at maturity. Any Definitive Senior Discount Note issued in exchange for a beneficial interest in a Restricted Global Senior Discount Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Senior Discount Notes to the Persons in whose names such Senior Discount Notes are so registered. Any Definitive Senior Discount Notes issued in exchange for a beneficial interest in a Restricted Global Senior Discount Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C)
                  hereof, a beneficial interest in the Regulation S Temporary Global Senior Discount Notes may not be exchanged for a Definitive Senior Discount Note or transferred to a Person who takes delivery thereof in the form of a Definitive Senior Discount Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                           (iii) Beneficial Interests in Restricted Global
                  Senior Discount Notes to Unrestricted Definitive Senior Discount Notes. A holder of a beneficial interest in a Restricted Global Senior Discount Note may exchange such beneficial interest for an Unrestricted Definitive Senior Discount Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Discount Note only if:

                                    (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (B) such transfer is effected pursuant to
                  the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                            (1) if the holder of such beneficial
                           interest in a Restricted Global Senior Discount Note proposes to exchange such beneficial interest for a Definitive Senior Discount Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                            (2) if the holder of such beneficial
                           interest in a Restricted Global Senior Discount Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Senior Discount Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iv) Beneficial Interests in Unrestricted Global
                  Senior Discount Notes to Unrestricted Definitive Senior Discount Notes. If any holder of a beneficial interest in an Unrestricted Global Senior Discount Note proposes to exchange such beneficial interest for a Definitive Senior Discount Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Senior Discount Note, then, upon satisfaction of the conditions set forth in
                  Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Senior Discount Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Discount
                  Note in the appropriate principal amount at maturity. Any Definitive Senior Discount Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Senior Discount Notes to the Persons in whose names such Senior Discount Notes are so registered. Any Definitive Senior Discount Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Senior Discount Notes for Beneficial Interests.

                           (i) Restricted Definitive Senior Discount Notes to
                  Beneficial Interests in Restricted Global Senior Discount Notes. If any Holder of a Restricted Definitive Senior Discount Note proposes to exchange such Senior Discount Note for a beneficial interest in a Restricted Global Senior Discount Note or to transfer such Restricted Definitive Senior Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Senior Discount Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the Holder of such Restricted
                  Definitive Senior Discount Note proposes to exchange such Senior Discount Note for a beneficial interest in a Restricted Global Senior Discount Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (B) if such Restricted Definitive Senior
                  Discount Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Senior
                  Discount Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D) if such Restricted Definitive Senior
                  Discount Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such Restricted Definitive Senior
                  Discount Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F) if such Restricted Definitive Senior
                  Discount Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such Restricted Definitive Senior
                  Discount Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Senior Discount Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Senior Discount Note, in the case of clause (B) above, the 144A Global Senior Discount Note, in the case of clause (c) above, and the Regulation S Global Senior Discount Note.

                           (ii) Restricted Definitive Senior Discount Notes to
                  Beneficial Interests in Unrestricted Global Senior Discount Notes. A Holder of a Restricted Definitive Senior Discount Note may exchange such Senior Discount Note for a beneficial interest in an Unrestricted Global Senior Discount Note or transfer such Restricted Definitive Senior Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Discount Note only if:

                                    (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (B) such transfer is effected pursuant to
                  the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                            (1) if the Holder of such Definitive
                           Senior Discount Note proposes to exchange such Senior Discount Note for a beneficial interest in the Unrestricted Global Senior Discount Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                            (2) if the Holder of such Definitive
                           Senior Discount Note proposes to transfer such Senior Discount Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Senior Discount Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Senior Discount Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Senior Discount Note.

                           (iii) Unrestricted Definitive Senior Discount Notes
                  to Beneficial Interests in Unrestricted Global Senior Discount Notes. A Holder of an Unrestricted Definitive Senior Discount Note may exchange such Senior Discount Note for a beneficial interest in an Unrestricted Global Senior Discount Note or transfer such Definitive Senior Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Discount Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Senior Discount Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Senior Discount Note.

         If any such exchange or transfer from a Definitive Senior Discount Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Senior Discount Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Senior Discount Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Senior Discount Notes so transferred.

         (e) Transfer and Exchange of Definitive Senior Discount Notes for Definitive Senior Discount Notes. Upon request by a Holder of Definitive Senior Discount Note and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of the Definitive Senior Discount Note. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Senior Discount Note duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Senior Discount Notes to
                  Restricted Definitive Senior Discount Notes. Any Restricted Definitive Senior Discount Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Senior Discount Note if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
                  Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
                  any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Senior Discount Notes to
                  Unrestricted Definitive Senior Discount Notes. Any Restricted Definitive Senior Discount Note may be exchanged by the Holder thereof for an Unrestricted Definitive Senior Discount Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Senior Discount Note if:

                                    (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                    (B) any such transfer is effected pursuant
                  to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

                                            (1) if the Holder of such Restricted
                           Definitive Senior Discount Note proposes to exchange such Senior Discount Note for an Unrestricted Definitive Senior Discount Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                            (2) if the Holder of such Restricted
                           Definitive Senior Discount Note proposes to transfer such Senior Discount Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Senior Discount Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Unrestricted Definitive Senior Discount Notes
                  to Unrestricted Definitive Senior Discount Notes. A Holder of Unrestricted Definitive Senior Discount Notes may transfer such Senior Discount Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Discount Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Senior Discount Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Senior Discount Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Senior Discount Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Senior Discount Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Senior Discount Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Senior Discount Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Discount Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Senior Discount Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Senior Discount Notes so accepted Definitive Senior Discount Notes in the appropriate principal amount at maturity.

         (g) Legends. The following legends shall appear on the face of all Global Senior Discount Notes and Definitive Senior Discount Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
                  below, each Global Senior Discount Notes and each Definitive Senior Discount Note (and all Senior Discount Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR DISCOUNT NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                           (B) Notwithstanding the foregoing, any Global Senior
                  Discount Note or Definitive Senior Discount Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                  (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Senior Discount Notes issued in exchange therefor or substitution thereof) or any Liquidated Damages Senior Discount Notes issued in respect of any such Global or Definitive Senior Discount Notes shall not bear the Private Placement Legend.

                  (ii) Global Senior Discount Note Legend. Each Global Senior Discount Note shall bear a legend in substantially the following form:

         "THIS GLOBAL SENIOR DISCOUNT NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR DISCOUNT NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
         SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SENIOR DISCOUNT NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SENIOR DISCOUNT NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SENIOR DISCOUNT NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Senior Discount Note Legend. The Regulation S Temporary Global Senior Discount Notes shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR DISCOUNT NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR DISCOUNT NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR DISCOUNT NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (iv) Original Issue Discount Legend. Each Senior Discount Note shall bear a legend in substantially the following form:

         "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $__________, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $____________, THE ISSUE DATE IS __________, 1998 AND THE YIELD TO MATURITY IS _______ % PER ANNUM."

                  (v)      [Intentionally omitted]

         (h) Cancellation and/or Adjustment of Global Senior Discount Notes. At such time as all beneficial interests in a particular Global Senior Discount Note have been exchanged for Definitive Senior Discount Notes or a particular Global Senior Discount Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Senior Discount Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Discount Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Discount Note or for Definitive Senior Discount Notes, the principal amount at maturity of Senior Discount Notes represented by such Global Senior Discount Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Discount Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Discount Note, such other Global Senior Discount Note shall be increased accordingly and an endorsement shall be made on such Global Senior Discount Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

             (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Senior Discount Notes and Definitive Senior Discount Notes upon the Issuer's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Senior Discount Note or to a Holder of a Definitive Senior Discount Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

           (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Discount Notes selected for redemption in whole or in part, except the unredeemed portion of any Senior Discount Note being redeemed in part.

            (iv) All Global Senior Discount Notes and Definitive Senior Discount Notes issued upon any registration of transfer or exchange of Global Senior Discount Notes or Definitive Senior Discount Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Senior Discount Notes or Definitive Senior Discount Notes surrendered upon such registration of transfer or exchange.

             (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Senior Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Discount Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Discount Notes so selected for redemption in whole or in part, except the unredeemed portion of any Senior Discount Note being redeemed in part or (c) to register the transfer of or to exchange a Senior Discount Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Senior Discount Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Senior Discount Note is registered as the absolute owner of such Senior Discount Note for the purpose of receiving payment of principal of and interest on such Senior Discount Note and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

           (vii) The Trustee shall authenticate Global Senior Discount Notes and Definitive Senior Discount Notes in accordance with the provisions of
         Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Senior Discount Notes.

         If any Senior Discount Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Discount Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Discount Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Discount Note is replaced. The Issuer may charge for its expenses in replacing a Senior Discount Note.

         Every replacement Senior Discount Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Discount Notes duly issued hereunder.

Section 2.08. Outstanding Senior Discount Notes.

         The Senior Discount Notes outstanding at any time are all the Senior Discount Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Discount Notes effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Discount Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Senior Discount Note; however, Senior Discount Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of
Section 3.07(b) hereof.

         If a Senior Discount Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Issuer receives proof satisfactory to it that the replaced Senior Discount Note is held by a bona fide purchaser.

         If the principal amount at maturity of any Senior Discount Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Discount Notes payable on that date, then on and after that date such Senior Discount Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Senior Discount Notes.

         In determining whether the Holders of the required principal amount at maturity of Senior Discount Notes have concurred in any direction, waiver or consent, Senior Discount Notes owned by the Issuer, or by any Person directly or indirectly controlled by the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Discount Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Senior Discount Notes.

         Until certificates representing Senior Discount Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Discount Notes. Temporary Senior Discount Notes shall be substantially in the form of certificated Senior Discount Notes but may have variations that the Issuer considers appropriate for temporary Senior Discount Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Senior Discount Notes in exchange for temporary Senior Discount Notes.

         Holders of temporary Senior Discount Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

         The Issuer at any time may deliver Senior Discount Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Discount Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Discount Notes shall be delivered to the Issuer. The Issuer may not issue new Senior Discount Notes to replace Senior Discount Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Senior Discount Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Discount Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Discount Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

         If the Issuer elects to redeem Senior Discount Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Senior Discount Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Senior Discount Notes to Be Redeemed.

         If less than all of the Senior Discount Notes are to be redeemed at any time, selection of Senior Discount Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Discount Notes are listed, or, if the Senior Discount Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Discount Note having a principal amount at maturity of $1,000 or less shall be redeemed in part.

         The Trustee shall promptly notify the Issuer in writing of the Senior Discount Notes selected for redemption and, in the case of any Senior Discount Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Senior Discount Notes and portions of Senior Discount Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Discount Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Discount Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Discount Notes called for redemption also apply to portions of Senior Discount Notes called for redemption.

Section 3.03. Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Discount Notes to be redeemed at its registered address. If any Senior Discount Note is to be redeemed in part only, the notice of redemption that relates to such Senior Discount Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Senior Discount Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Discount Note. Senior Discount Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Discount Notes or portions of them called for redemption.

         The notice shall identify the Senior Discount Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Senior Discount Note is being redeemed in part, the portion of the principal amount at maturity of such Senior Discount Note to be redeemed and that, after the redemption date upon surrender of such Senior Discount Note, a new Senior Discount Note or Senior Discount Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Senior Discount Note;

         (d) the name and address of the Paying Agent;

         (e) that Senior Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuer defaults in making such redemption payment, interest on Senior Discount Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Discount Notes and/or Section of this Indenture pursuant to which the Senior Discount Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Discount Notes.

         At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Discount Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Discount Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Discount Notes to be redeemed.

         If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Discount Notes or the portions of Senior Discount Notes called for redemption. If a Senior Discount Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Discount Note was registered at the close of business on such record date. If any Senior Discount Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Discount Notes and in Section 4.01 hereof.

Section 3.06. Senior Discount Notes Redeemed in Part.

         Upon surrender of a Senior Discount Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Senior Discount Note equal in principal amount at maturity to the unredeemed portion of the Senior Discount Note surrendered.

Section 3.07. Optional Redemption.

         (a) Except as provided below, the Senior Discount Notes will not be redeemable at the Issuer's option prior to August 15, 2003. Thereafter, the Senior Discount Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year                                                       Percentage

2003. . . . . . . . . . . . . . . . . . . . . .             107.000%
2004. . . . . . . . . . . . . . . . . . . . . .             104.667%
2005. . . . . . . . . . . . . . . . . . . . . .             102.333%
2006 and thereafter. . . . . . . . . . . . . .              100.000%

         Notwithstanding the foregoing, on or prior to August 15, 2001, the Issuer may redeem up to 100% of the outstanding Senior Discount Notes ever issued under this Indenture in cash at a redemption price of 114% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that such redemption shall occur within 365 days of the date of the closing of any such Public Equity Offering.

         In addition, at any time prior to August 15, 2003, the Issuer may, at its option upon the occurrence of a Change of Control, redeem the Senior Discount Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 60 days after the occurrence of such Change of Control), in cash at a redemption price equal to (i) the present value at such time of the optional redemption price of such Senior Discount Note at August 15, 2003, computed using a discount rate equal to the Treasury Rate plus 75 basis points, plus (ii) accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

         The Issuer is not required to make mandatory redemption of, or sinking fund payments with respect to, the Senior Discount Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Senior Discount Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase at the purchase price set forth in Section 4.10 hereof the principal amount at maturity of Senior Discount Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Discount Notes tendered in response to the Asset Sale Offer. Payment for any Senior Discount Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Discount Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Discount Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Discount Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Discount Notes not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Issuer defaults in making such payment, any Senior Discount Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Senior Discount Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Discount Note purchased and may not elect to have only a portion of such Senior Discount Note purchased;

         (f) that Holders electing to have a Senior Discount Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Discount Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Discount Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Senior Discount Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Discount Notes purchased;

         (h) that, if the aggregate principal amount at maturity of Senior Discount Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Senior Discount Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Senior Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Senior Discount Notes were purchased only in part shall be issued new Senior Discount Notes equal in principal amount at maturity to the unpurchased portion of the Senior Discount Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Discount Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Discount Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Discount Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section
3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Discount Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Senior Discount Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Senior Discount Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Senior Discount Notes surrendered. Any Senior Discount Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Senior Discount Notes.

         The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Discount Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

         The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Senior Discount Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies where the Senior Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03. Reports.

         Whether or not required by the rules and regulations of the Commission, so long as any Senior Discount Notes are outstanding, the Issuer will furnish to the Trustee and Holders of Senior Discount Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Senior Discount Notes remain outstanding, it will furnish to the Holders, the Trustee and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer will in each case comply with TIA ss. 314.

Section 4.04. Compliance Certificate.

         (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year have been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Senior Discount Notes are prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or propose to take with respect thereto.

         (b) To the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuer shall, so long as any of the Senior Discount Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.05. Taxes.

         The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Discount Notes.

Section 4.06. Stay, Extension and Usury Laws.

         The Issuer covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or dividends or distributions payable to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer, any of its Restricted Subsidiaries or any other Affiliate of the Issuer (other than any such Equity Interests owned by the Issuer or any Restricted Subsidiary of the Issuer); (c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer (other than the Senior Discount Notes and Indebtedness in respect of the Credit Facility) that is pari passu or subordinated in right of payment to the Senior Discount Notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness or in accordance with Section 4.10 hereof (but not pursuant to any other mandatory offer to repurchase upon the occurrence of any event); or (d) make any Restricted Investment (all such payments and other actions set forth in clauses
(a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                      (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                     (ii) the Issuer would, immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
         4.09 herein; and

                    (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (a) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (iii)), (b), (c), (e) through (h), (j), (k), (m) through (o) and (q) of the next succeeding paragraph), is less than the sum, without duplication, of (A) 50% of the Adjusted Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing October 1, 1998 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Adjusted Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the Qualified Proceeds received by the Issuer on or after the Issue Date from contributions to the Issuer's capital or from the issue or sale on or after the Issue Date of Equity Interests of the Issuer or of Disqualified Stock or convertible debt securities of the Issuer to the extent that they have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Issuer and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) the amount equal to the net reduction in Investments in Persons after the date of this Indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from (x) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to the Issuer or any Restricted Subsidiary from such Persons, (y) Qualified Proceeds received upon the sale or liquidation of such Investment and (z) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (i) or
         (m) below arising from the redesignation of such Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued (proportionate to the Issuer's equity interest in such Subsidiary) at the fair market value of the net assets of such Subsidiary at the time of such redesignation).

         The foregoing provisions will not prohibit:

         (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

         (b) (i) the redemption, repurchase, retirement, defeasance or other acquisition of any Pari Passu Indebtedness, Subordinated Indebtedness or Equity Interests of the Issuer (the "Retired Capital Stock") in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, other Equity Interests of the Issuer (other than any Disqualified Stock) (the "Refunding Capital Stock"), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph and (ii) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (f) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that, at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (c) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Issuer with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

         (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or Insilco held by any member of Insilco's or the Issuer's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement, provided that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (x) $7.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (y)) of $15.0 million in any calendar year), plus (y) the aggregate cash proceeds received by the Issuer during such calendar year from any reissuance of Equity Interests by the Issuer or Insilco to members of management of the Issuer and its Restricted Subsidiaries and (ii) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

         (e) payments and transactions in connection with the Recapitalization and the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

         (f) the declaration and payment of dividends to holders of any class or series of preferred stock (other than Disqualified Stock), provided that, at the time of such issuance, after giving effect to such issuance on a pro forma basis, the Fixed Charge Coverage Ratio for the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance would have been no less than 1.5 to 1;

         (g) the payment of dividends or distributions by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if (i) such dividend or distribution is paid pro rata to all holders of such class of common stock and (ii) at least 51% of such class of common stock is held by the Issuer or one or more of its Restricted Subsidiaries;

         (h) the repurchase of any class of common stock of a Restricted Subsidiary if (i) such repurchase is made pro rata with respect to such class of common stock and (ii) at least 51% of such class of common stock is held by the Issuer or one or more of its Restricted Subsidiaries;

         (i) any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (i) since the date of this Indenture, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (i), either as a result of (A) the repayment or disposition thereof for cash or (B) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the Issuer's equity interest in such Subsidiary at the time of such redesignation at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (A) and (B), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (i)); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Investment;

         (j) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued on or after the date of this Indenture in accordance with Section 4.09 herein; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

         (k) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

         (l) the payment of dividends or distributions on the Issuer's or Insilco's common stock, following the first public offering of the Issuer's or Insilco's common stock after the date of this Indenture, of up to 6.0% per annum of the net proceeds received by the Issuer or Insilco from such public offering of its common stock, other than, in each case, with respect to public offerings with respect to the Issuer's or Insilco's common stock registered on Form S-8; provided that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends;

         (m) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (m) since the date of this Indenture, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (m) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the Issuer's equity interest in such Subsidiary at the time of such redesignation at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (m)), provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

         (n) the pledge by the Issuer of the Capital Stock of an Unrestricted Subsidiary of the Issuer to secure Non-Recourse Debt of such Unrestricted Subsidiary;

         (o) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of this Indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (i) the amount of cash and Cash Equivalents received by such Restricted Subsidiary from the issue or sale thereof and (ii) any accrued dividends thereon the payment of which would be permitted pursuant to clause (j) above;

         (p) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by the Issuer on or after the date of this Indenture from contributions to the Issuer's capital or from the issue and sale on or after the date of this Indenture of Equity Interests of the Issuer or of Disqualified Stock or convertible debt securities to the extent they have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Issuer and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time such Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of such Qualified Proceeds; and

         (q)      distributions or payments of Receivables Fees.

         The Board of Directors of the Issuer may designate any Restricted Subsidiary (other than Insilco) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of (i) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and (ii) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Issuer of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment that exceeds $2.0 million, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (b) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture,
(b) the terms of any Indebtedness or Disqualified Stock permitted by the Indenture to be incurred by any Restricted Subsidiary of the Issuer, (c) this Indenture and the Senior Discount Notes, (d) the Credit Facility, (e) applicable law and any applicable rule, regulation or order, (f) any agreement or instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (f) above on the property so acquired, (i) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Issuer's Board of Directors, not materially less favorable, taken as a whole, to the Holders of the Senior Discount Notes than those contained in the agreements governing the Indebtedness being refinanced, (k) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (n) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), (b) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock and (c) the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.5 to 1, determined on a consolidated pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The Issuer will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Senior Discount Notes on substantially identical terms; provided that no Indebtedness of the Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

         The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

             (i) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and such Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (i) that remains outstanding under the Credit Facility (together with any outstanding Indebtedness then classified as Permitted Refinancing Indebtedness to the extent the proceeds of which were used to refinance any Indebtedness classified at the time of such refinancing as (x) having been incurred in reliance upon this clause (i) or (y) Permitted Refinancing Indebtedness described in the preceding clause (x) or this clause (y)) after giving effect to such incurrence does not exceed an amount equal to $250.0 million (it being understood that the use of the defined term Permitted Refinancing Indebtedness in this clause (i) does not affect the defined term "Credit Facility" or the types of indebtedness that may be incurred thereunder);

            (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness;

           (iii) the incurrence by the Issuer of Indebtedness represented by the Senior Discount Notes and this Indenture;

            (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Expenditure Indebtedness, Capital Lease Obligations or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, not to exceed $40.0 million outstanding after giving effect to such incurrence;

             (v) Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or such Restricted Subsidiary in connection with such disposition;

            (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

           (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and/or any of its Restricted Subsidiaries; provided that (i) if the Issuer is the obligor on such Indebtedness and such Indebtedness is owed to a Subsidiary other than Insilco or a Subsidiary of Insilco, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Discount Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

         (viii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding and (B) exchange rate risk with respect to agreements or Indebtedness of such Person payable denominated in a currency other than U.S. dollars, provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (ix) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

             (x) the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Indebtedness in an aggregate principal amount (or accreted value, as applicable), including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, not to exceed $25.0 million outstanding after giving effect to such incurrence;

            (xi) obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

           (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $50.0 million; and

          (xiii) any Indebtedness or other liabilities in connection with obligations to pay premiums for corporate life insurance policies in an aggregate amount not to exceed the aggregate cash value of such policies.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. In addition, the Issuer may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof provided that the Issuer would be permitted to incur such item of Indebtedness (or such portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. In addition, in the event the Issuer repays, redeems or otherwise retires any Indebtedness portions of which are then classified as having been incurred under more than one of the categories of Permitted Indebtedness described above or pursuant to the first paragraph of this covenant and any category of Permitted Indebtedness, the Issuer shall, in its sole discretion, designate which portions of such Indebtedness were retired.

         Indebtedness under the Credit Facility outstanding on the date on which Senior Discount Notes are first issued and authenticated under this Indenture will not be incurred on such date in reliance on clause (i) of the definition of "Permitted Indebtedness".

Section 4.10. Asset Sales.

         The Issuer shall not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of (i) cash or Cash Equivalents or (ii) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by the Issuer or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Discount Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability, (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), and (z) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision; and provided further that the 75% limitation referred to in clause (b) above will not apply to any Asset Sale in which the after-tax cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax cash or cash equivalent portion of the consideration would have been had such Asset Sale complied with the aforementioned 75% limitation.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or any such Restricted Subsidiary shall apply such Net Proceeds, at its option, to (a) repay or purchase Pari Passu Indebtedness of the Issuer or any Indebtedness of any Restricted Subsidiary, provided that, if the Issuer shall so repay or purchase Pari Passu Indebtedness of the Issuer, it will equally and ratably reduce Indebtedness under the Senior Discount Notes if the Senior Discount Notes are then redeemable, or, if the Senior Discount Notes may not then be redeemed, the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Senior Discount Notes to purchase at a purchase price equal to 100% of the principal amount at maturity of the Senior Discount Notes (or, in the case of purchases of Senior Discount Notes prior to August 15, 2003, at a purchase price equal to 100% of the Accreted Value thereof), plus accrued and unpaid interest and Liquidated Damages thereon, if any, as of the date of purchase of the Senior Discount Notes that would otherwise be redeemed, or (b) make an investment in property, make of a capital expenditure or acquire assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by the Issuer or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will be required to make an offer to all Holders of Senior Discount Notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Senior Discount Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of repurchases of Senior Discount Notes prior to August 15, 2003, at a purchase price equal to 100% of the Accreted Value, plus Liquidated Damages, if any thereon as of the date of repurchase), in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of Senior Discount Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Discount Notes to be purchased as set forth in Section 3.02 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Discount Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11. Transactions with Affiliates.

         The Issuer shall not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and (b) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either
(i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (i) $5.0 million outstanding in the aggregate at any time and (ii) $2.0 million to any one employee) and consistent with the past practice of the Issuer or such Restricted Subsidiary; (b) transactions between or among the Issuer and/or its Restricted Subsidiaries; (c) payments of customary fees by the Issuer or any of its Restricted Subsidiaries to DLJMB and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith; (d) any agreement as in effect on the date of this Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Senior Discount Notes in any material respect) or any transaction contemplated thereby; (e) payments and transactions in connection with the Recapitalization (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto; (f) Restricted Payments that are permitted by Section 4.07 and any Permitted Investments; (g) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and (h) any payments pursuant to the terms of the Credit Facility.

Section 4.12. Liens.

         The Issuer shall not and will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer on any asset or property now owned or hereafter acquired by the Issuer or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Senior Discount Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13. Corporate Existence.

         Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of itself and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Discount Notes.

Section 4.14. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Senior Discount Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple thereof) of such Holder's Senior Discount Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof, in the case of any such purchase prior to August 15, 2003, or 101% of the aggregate principal amount at maturity thereof, in the case of any such purchase on or after August 15, 2003, in each case plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 65 days following any Change of Control, the Issuer will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Discount Notes, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Discount Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         On the Change of Control Payment Date, the Issuer will, to the extent lawful, (a) accept for payment all Senior Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Discount Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Senior Discount Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Senior Discount Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Senior Discount Notes so tendered the Change of Control Payment for such Senior Discount Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Discount Notes equal in principal amount at maturity to any unpurchased portion of the Senior Discount Notes surrendered, if any; provided that each such new Senior Discount Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Issuer will fix the payment date for the Change of Control Payment (the "Change of Control Payment Date") no earlier than 30 but no more than 60 days after the Change of Control Offer is mailed as set forth above. Prior to complying with the provisions of the preceding sentence, but in any event within 60 days following a Change of Control, the Issuer will either repay all outstanding Indebtedness of its Subsidiaries or obtain the requisite consents, if any, under all agreements governing all such outstanding Indebtedness of its subsidiaries to permit the repurchase of Senior Discount Notes required by this covenant. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (b) Notwithstanding anything to the contrary in this Section 4.14, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Senior Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Accounts Receivable Facility.

         No Accounts Receivable Subsidiary will incur any Indebtedness if immediately after giving effect to such incurrence the aggregate outstanding Indebtedness of all Accounts Receivable Subsidiaries (excluding any Indebtedness owed to the Issuer or any Restricted Subsidiary) would exceed $50.0 million.

Section 4.16. Limitation on Sale and Leaseback Transactions.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction the Attributable Indebtedness in respect of which is in excess of the aggregate sum of $20.0 million from the date of this Indenture; provided that the Issuer or any Restricted Subsidiary may enter into a sale and leaseback transaction in excess of said sum if (a) the Issuer or such Restricted Subsidiary, as the case may be, could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 herein, (b) for any transaction involving in excess of $2.0 million, the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with,
Section 4.10 hereof.

Section 4.17.  Payments for Consent.

         Neither the Issuer nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Discount Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Discount Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Discount Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  Offer to Repurchase Upon Public Common Stock Offering.

         (a) Upon the occurrence of a Public Common Stock Offering prior to August 15, 2001, the Issuer will be required to make an offer to all Holders of Senior Discount Notes pursuant to the offer described below (the "Public Common Stock Offering Offer") to purchase the maximum principal amount at maturity of Senior Discount Notes that may be purchased with the net cash proceeds of the Public Common Stock Offering at an offer price in cash equal to 114% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon to the date of repurchase (the "Public Common Stock Offering Payment"). Within 65 days following any Public Common Stock Offering, the Issuer will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Public Common Stock Offering and offering to repurchase Senior Discount Notes, pursuant to the procedures required by this Indenture and described in such notice. If the aggregate Public Common Stock Offering Payment of Senior Discount Notes surrendered by Holders thereof in connection with a Public Common Stock Offering Offer exceeds the net cash proceeds of the Public Common Stock Offering, the Trustee shall select the Senior Discount Notes to be purchased as set forth under Section 3.02 hereof. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Discount Notes as a result of a Public Common Stock Offering. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Public Common Stock Offering, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         On the Public Common Stock Offering Payment Date, the Issuer will, to the extent lawful, (a) accept for payment all Senior Discount Notes or portions thereof properly tendered pursuant to the Public Common Stock Offering Offer,
(b) deposit with the Paying Agent an amount equal to the Public Common Stock Offering Payment in respect of all Senior Discount Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Senior Discount Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Senior Discount Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Senior Discount Notes so tendered the Public Common Stock Offering Payment for such Senior Discount Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Discount Note equal in principal amount at maturity to any unpurchased portion of the Senior Discount Notes surrendered, if any; provided that each such new Senior Discount Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Issuer will fix the payment date for the Public Offering of Common Stock Payment (the "Public Common Stock Offering Payment Date") no earlier than 30 but no more than 60 days after the Public Common Stock Offering Offer is mailed as set forth above. Prior to complying with the provisions of the preceding sentence, but in any event within 60 days following a Public Common Stock Offering, the Issuer will either repay all outstanding Indebtedness of the Issuer or any of its Subsidiaries that restricts the ability of the Issuer to repurchase, or obtain funds to repurchase, the Senior Discount Notes or obtain the requisite consents, if any, under all agreements governing all such outstanding Indebtedness to permit the repurchase, or the obtaining of funds for the repurchase, of Senior Discount Notes required by this covenant. The Issuer will publicly announce the results of the Public Common Stock Offering Offer on or as soon as practicable after the Public Common Stock Offering Payment Date.

         (b) The provisions of Section 4.18(a) will be applicable whether or not any other provisions of this Indenture are applicable and shall apply to each Public Common Stock Offer occuring during the three-year period ending on August 15, 2001.

Section 4.19.  Unit Lock-Up Agreement.

         The Issuer will not modify, amend, waive or otherwise fail to enforce the provisions of the Unit Lock-Up Agreement.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. Mergers, Consolidation, or Sale of Assets.

         The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Registration Rights Agreement, the Senior Discount Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof or (ii) would (together with its Restricted Subsidiaries) have a higher Fixed Charge Coverage Ratio immediately after such transaction (after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to such transaction. The foregoing clause (d) will not prohibit (a) the Mergers, (b) a merger between the Issuer and an Affiliate of the Issuer created for the purpose of holding the Capital Stock of the Issuer, (c) a merger between the Issuer and a Wholly Owned Restricted Subsidiary or (d) a merger between the Issuer and an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another State of the United States so long as, in each case, the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. The Issuer shall not lease all or substantially all of its assets to any Person.

Section 5.02.  Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Senior Discount Notes except in the case of a sale of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

         Each of the following constitutes an Event of Default:

         (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Discount Notes;

         (b) default in payment when due of the principal of or premium, if any, on the Senior Discount Notes at maturity, upon redemption or otherwise;

         (c) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount at maturity of the Senior Discount Notes then outstanding to comply with Sections 4.10, 4.14, 4.18 or Article 5 hereof;

         (d) failure by the Issuer for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount at maturity of the Senior Discount Notes then outstanding to comply with any of its other agreements in this Indenture or the Senior Discount Notes;

         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

         (f) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; and

         (g) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                      (i)  commences a voluntary case,

                     (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally is not paying its debts as they become due;
         or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                     (ii) appoints a Custodian of the Issuer or any of its Restricted Subsidiaries that is Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Issuer, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes may declare all the Senior Discount Notes to be due and payable immediately. Upon any such declaration, the Senior Discount Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Issuer, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Discount Notes shall become due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Liquidated Damages or premium that has become due solely because of the acceleration) have been cured or waived, provided that in the event of a declaration of acceleration of the Senior Discount Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of
Section 6.01 hereof, the declaration of acceleration of the Senior Discount Notes shall be automatically annulled if the holders of such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Senior Discount Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest on the Senior Discount Notes that became due solely because of the acceleration of the Senior Discount Notes, have been cured or waived.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Senior Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Discount Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         Holders of not less than a majority in principal amount at maturity of the then outstanding Senior Discount Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Discount Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Discount Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         Holders of not less than a majority in principal amount at maturity of the then outstanding Senior Discount Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Discount Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Holder of a Senior Discount Note may pursue a remedy with respect to this Indenture or the Senior Discount Notes only if:

         (a) the Holder of a Senior Discount Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Senior Discount Note or Holders of Senior Discount Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Senior Discount Note may not use this Indenture to prejudice the rights of another Holder of a Senior Discount Note or to obtain a preference or priority over another Holder of a Senior Discount Note.

Section 6.07. Rights of Holders of Senior Discount Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Discount Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Discount Notes, on or after the respective due dates expressed in the Senior Discount Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Discount Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Discount Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Discount Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Discount Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Senior Discount Notes for amounts due and unpaid on the Senior Discount Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Discount Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Senior Discount Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Discount Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Senior Discount Notes.


                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                      (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties and obligations that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i)  this paragraph does not limit the effect of paragraph
         (b) of this Section;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

         (a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any document or statement believed by it to be genuine and to have been signed or presented by the proper Person or parties. The Trustee need not investigate any fact or matter stated in the document or statement.

         (b) Any request, direction, order or demand of the Issuer for the Trustee to act or refrain from acting shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof, which, if requested by the Trustee, shall be certified by the secretary or any assistant secretary of the Issuer. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents (including those not regularly in its employ) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.   Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Discount Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

         The Trustee assumes no responsibility for the correctness of, and makes no representation as to the validity or adequacy of, this Indenture or the Senior Discount Notes, it shall not be accountable for the Issuer's use of the proceeds from the Senior Discount Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Discount Notes or any other document in connection with the sale of the Senior Discount Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be accountable for any calculations made in respect hereof.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Discount Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Discount Notes, the Trustee may withhold the notice if and so long as a committee of its Board of Directors, executive committee or a trust committee of directors or Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Discount Notes.

Section 7.06. Reports by Trustee to Holders of the Senior Discount Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Discount Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Discount Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Senior Discount Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Senior Discount Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee when the Senior Discount Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include, without limitation, the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuer under this Section 7.07 shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Discount Notes on all money or property held or collected by the Trustee, except for that money or property held in trust to pay principal and interest and Liquidated Damages, if any, on particular Senior Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Senior Discount Notes of at least 10% in principal amount at maturity of the then outstanding Senior Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Senior Discount Note who has been a Holder of a Senior Discount Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Discount Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Discount Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Mergers, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.  Preferential Collection of Claims Against Issuer.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Discount Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Discount Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Discount Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of outstanding Senior Discount Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Discount Notes when such payments are due from the trust referred to below,

         (b) the Issuer's obligations with respect to the Senior Discount Notes concerning issuing temporary Senior Discount Notes, registration of Senior Discount Notes, mutilated, destroyed, lost or stolen Senior Discount Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

         (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and

         (d) the Legal Defeasance provisions of this Indenture.

Section 8.03.  Covenant Defeasance.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Senior Discount Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Discount Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Discount Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Discount Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Discount Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Discount Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance,

         (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Discount Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Discount Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Senior Discount Notes are being defeased to maturity or to a particular redemption date,

         (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Senior Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

         (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Senior Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit,

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

         (f) the Issuer must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,

         (g) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Senior Discount Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others, and

         (h) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) reasonably acceptable to the Trustee confirming that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer shall pay and indemnify the Trustee against any and all taxes, fees or other charges imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such taxes, fees or other charges which by law are for the account of the Holders of the outstanding Senior Discount Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Issuer.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Discount Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Senior Discount Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.  Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Senior Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Discount Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Senior Discount Notes.

         Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Senior Discount Notes without the consent of any Holder of a Senior Discount Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes or to alter the provisions of
Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Issuer's obligations to the Holders of the Senior Discount Notes by a successor to the Issuer pursuant to
Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Discount Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Discount Notes;

         (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

         (f) to provide for guarantees of the Senior Discount Notes; or

         (g) to provide for the issuance of Additional Senior Discount Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee an Officer's Certificate and an Opinion of Counsel (both reasonably acceptable to the Trustee) as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Senior Discount Notes.

         Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Senior Discount Notes with the consent of the Holders of at least a majority in principal amount at maturity of the Senior Discount Notes (including Additional Senior Discount Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Discount Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest or Liquidated Damages, if any, on the Senior Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Discount Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes (including Additional Senior Discount Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Discount Notes). Notwithstanding the foregoing, any amendment to or waiver of Sections 4.10 and 4.14 hereof will require the consent of the Holders of at least two-thirds in aggregate principal amount at maturity of the Senior Discount Notes then outstanding if such amendment would materially adversely affect the rights of Holders of Senior Discount Notes. Section 2.08 hereof shall determine which Senior Discount Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Discount Notes as aforesaid, and upon receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel (both reasonably acceptable to the Trustee) as conclusive evidence that any such supplemental Indenture complies with the applicable provisions of this Indenture, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Senior Discount Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Senior Discount Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes (including Additional Senior Discount Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Senior Discount Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Senior Discount Notes held by a non-consenting Holder):

         (a) reduce the principal amount at maturity of Senior Discount Notes whose Holders must consent to an amendment, supplement or waiver,

         (b) reduce the principal of or change the fixed maturity of any Senior Discount Note or alter the provisions with respect to the redemption of the Senior Discount Notes (other than Sections 4.10 and 4.14 hereof) or amend or modify the calculation of the Accreted Value so as to reduce the amount of the Accreted Value of the Senior Discount Notes,

         (c) reduce the rate of or change the time for payment of interest on any Senior Discount Note,

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Discount Notes (except a rescission of acceleration of the Senior Discount Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Senior Discount Notes and a waiver of the payment default that resulted from such acceleration),

         (e) make any Senior Discount Note payable in money other than that stated in the Senior Discount Notes,

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults,

         (g) waive a redemption payment with respect to any Senior Discount Note (other than Sections 4.10, 4.14 and 4.18 hereof),

         (h) make any change in the foregoing amendment and waiver provisions,

         (i) modify any provision of this Indenture with respect to the priority of the Senior Discount Notes in right of payment, or

         (j) make any change to the right of Holders to waive an existing Default or Event of Default or the right of Holders to receive payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Discount Notes.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Senior Discount Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Discount Note is a continuing consent by the Holder of a Senior Discount Note and every subsequent Holder of a Senior Discount Note or portion of a Senior Discount Note that evidences the same debt as the consenting Holder's Senior Discount Note, even if notation of the consent is not made on any Senior Discount Note. However, any such Holder of a Senior Discount Note or subsequent Holder of a Senior Discount Note may revoke the consent as to its Senior Discount Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Senior Discount Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Discount Note thereafter authenticated. The Issuer in exchange for all Senior Discount Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Discount Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Senior Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10.

                                  MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 10.02.  Notices.

         Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address as follows:

         If to the Issuer:

                  425 Metro Place North
                  Dublin, Ohio  43017
                  Telecopier No.:  (614) 791-3197

                  Attention:  Chief Financial Officer

         With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Telecopier No.: (212) 450-4800

                  Attention:  Richard Truesdale, Esq.

         If to the Trustee:

                  Star Bank, N.A.
                  425 Walnut Street
                  Cincinnati, Ohio 45201-1118

                  Telecopier No.: 513-632-5511

                  Attention:  William Sicking, Corporate Finance Trust Services

         With a copy to:

                  Taft, Stettinius & Hollister
                  425 Walnut Street
                  Cincinnati, Ohio 45202
                  Telecopier No.: 513-381-0205

                  Attention:  Henry Kasson, Esq.

         (a) The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders of Senior Discount Notes with Other Holders of Senior Discount Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Discount Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof, to the extent applicable) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof, to the extent applicable) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied;

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; and

         (e) such additional evidence of compliance with a condition or covenant as the Trustee may reasonably request.

Section 10.06.  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Senior Discount Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Discount Notes.

Section 10.08.  Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR DISCOUNT NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

         All agreements of the Issuer in this Indenture and the Senior Discount Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Severability.

         In case any provision in this Indenture or in the Senior Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.  Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. [Signatures on following page]

                                   SIGNATURES

Dated as of August 17, 1998

                                   SILKWORM ACQUISITION CORPORATION

                                   By:
                                      ----------------------------------------
                                        Name:
                                        Title:

                                   STAR BANK, N.A.

                                   By:
                                      ----------------------------------------
                                        Name:
                                        Title: